UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2004

Frankfort Tower Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-8009	36-3060977
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 4548 Lafayette, IN		47903-4548
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (765) 654-4491

Item 5.    Other Events.

        Frankfort Tower Industries, Inc. (formerly known as ROHN Industries, Inc.) (the “Company”) sold the property known as the “Angle Building,” located at 6716 West Plank Road, Peoria, Illinois (the “Property”) to Real Estate Development Associates, LLC, (the “Buyer”) on March 31, 2004. Until early 2002, the Company used the Property in its manufacturing operations. The Buyer, which is unaffiliated with the Company, paid a total of $577,500 for the property.

        As previously reported, the Company and certain of its subsidiaries have filed their respective voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Indiana. The Company and related debtors currently continue their operations for the sole purpose of the liquidation of any remaining assets for the benefit of their creditors. Once the remaining assets have been liquidated in an orderly fashion, the proceeds will be administered to the bankruptcy estate and applied to the claims and obligations pursuant to Chapter 11 of the United States Bankruptcy Code. At this time, it is not anticipated that the Company’s shareholders will receive any recovery in the bankruptcy proceedings.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2004	FRANKFORT TOWER INDUSTRIES, INC. By: /s/ Horace Ward Horace Ward Bankruptcy Administrative Officer